SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No. ____)

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Filed by a Party other than the Registrant [  ]

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[   ]           Preliminary Proxy Statement                                                           [  ]           Confidential, for Use of the Commission
[X]           Definitive Proxy Statement                                                                  Only (as permitted by Rule 14a-6(e)(2))

_____________________MOD-PAC CORP._______________________
(Name of Registrant as specified in its charter)

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MOD-PAC CORP.
1801 ELMWOOD AVENUE, BUFFALO, NEW YORK 14207

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

The Annual Meeting of Shareholders of MOD-PAC CORP. will be held at MOD-PAC’s Corporate Headquarters,

1801 Elmwood Avenue, Buffalo, New York, on Wednesday, May 4, 2011 at 10:00 a.m., to consider and take action on the following:

1.	To elect the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year;

3.	To consider and vote upon a shareholders proposal recommending the Board of Directors take action to convert all shares of the Company’s Class B stock into shares of the Company’s Common Stock;

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 11, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend.  Accordingly, we request that you vote at your earliest convenience.  You may vote by mail or telephone.  Further instructions are contained in the enclosed proxy card.

By Order of the Board of Directors

/s/ John B. Drenning, Secretary

Buffalo, New York
Dated:  March 22, 2011

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 4, 2011. The Company’s Proxy Statement and Annual Report to shareholders for the fiscal year ended December 31, 2010 are available at http://proxy.modpac.com.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
MAY 4, 2011

This Proxy Statement and the enclosed form of proxy are furnished to the Shareholders of MOD-PAC CORP., a New York corporation (“MOD-PAC” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held Wednesday, May 4, 2011 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company.  The cost of this proxy solicitation will be borne by the Company.  It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders March 24, 2011.

If the enclosed proxy is properly executed and returned, and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein.  If the proxy is executed and returned but no specification is made, the proxy will be voted (i) FOR the election of each of the nominees for director listed below, (ii) FOR the proposal to ratify the appointment of independent auditors and (iii) AGAINST the shareholder proposal described herein.  The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement.  If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

A shareholder may revoke any proxy given pursuant to this solicitation at any time prior to its use, by the Shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company.  A notice of revocation need not be on any specific form.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on March 11, 2011 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting.  On March 11, 2011, MOD-PAC had outstanding and entitled to vote at the meeting a total of 2,739,260 shares of Common Stock and 609,959 shares of Class B Stock.  Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected.  A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.  Votes cast FOR the nominees will count as “yes votes;” and WITHHOLD votes will be excluded entirely from the vote and will have no effect.  A majority of the votes cast is required to approve the selection of the Company’s auditors and the shareholder proposal recommending the Board of Directors take action to convert the shares of Class B Stock into shares of Common Stock.  Votes may be cast FOR, AGAINST or ABSTAIN on the approval of these proposals.  Only “votes cast” by the shareholders entitled to vote are determinative of the outcome of the matters subject to shareholder vote.  Votes withheld, abstentions and broker non-votes will be counted in determining the existence of a quorum, but will not be counted towards such nominee’s or any other nominee’s achievement of plurality or in determining the votes cast on any other proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Shareholders are being asked to elect five directors to the Company’s Board of Directors to hold office until the election and qualification of their successors at the next annual meeting.  The five directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the five nominees named below, each of whom other than Messrs. Daniel G. Keane and Kevin T. Keane is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as currently in effect.  If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it.  It is not anticipated that any of the nominees will be unable to serve.

The following information is provided concerning the nominees for director:

William G. Gisel, Jr., age 58, has been a director since 2003.  Since mid-2006, he has been the Chief Executive Officer of Rich Products Corporation, a privately held company that is a supplier and solutions provider to the food service and in-store bakery segments of the food industry. From 1999 to 2006, Mr. Gisel served as Chief Operating Officer of Rich Products Corporation.  From 1996 to 1999, Mr. Gisel served as President of Rich Product’s Food Group. Prior to that, he has held  positions with Rich Products of Executive Vice President, Vice-President International and General Counsel.  Mr. Gisel holds a B.A. from Williams College, a J.D. from Emory University and an M.B.A. from the University of Rochester.

Kevin T. Keane, age 78, has served as the Chairman of the Board of the Company since 2002. From 1974 to the present, Mr. Keane has been Chairman of the Board of Astronics Corporation.  Astronics Corporation is a publicly traded company that produces advanced high performance lighting , electronic power, and automated test systems for the global aerospace and defense industries.  Astronics was the parent of the Company until its spin-off in March 2003. Mr. Keane was also the President and Chief Executive Officer of Astronics from 1974 to 2002.  Mr. Keane received an A.B. in economics and an M.B.A. from Harvard University.  Mr. Keane is the father of Daniel G. Keane.

Daniel G. Keane, age 45, has served as a director since 2002 and has served as the Company’s President since 1997.  Mr. Keane was appointed the Chief Executive Officer of the Company in 2002.  Prior to becoming President, he was employed by the Company in various other management capacities.  Mr. Keane received a B.A. in economics from Dartmouth College and received an M.B.A. from Duke University.  Mr. Keane is the son of Kevin T. Keane.

Robert J. McKenna, age 62, has been a director since 2002.  He was President and Chief Executive Officer of Wenger Corporation, a manufacturer of facility products for performing arts and education markets from October 2001 until his retirement in to December 2005.  From 1994 to October 2001, Mr. McKenna was Chairman of the Board, President and Chief Executive Officer of Acme Electric Corporation, a manufacturer of power conversion systems for electronic and electrical systems.  Mr. McKenna also serves as a director of Astronics Corporation.  Mr. McKenna received a B.S. in Business Management from Western Kentucky University.

Howard Zemsky, age 51, has been a director since 2003.  He has been the Managing Partner of Taurus Capital Partners LLC, a privately held investment group since 2001.  From 1999 until 2001, Mr. Zemsky was President of IBP Deli Group of Companies.  For over twenty years, Mr. Zemsky was employed in various management capacities by Russer Foods, Inc., a subsidiary of Tyson Foods, Inc., and from 1989 until 1999, he served as its President. Mr. Zemsky is a graduate of Michigan State University and holds an M.B.A. from the University of Rochester.

Other Directorships

In addition to serving as a member of the MOD-PAC Board of Directors, Messrs. Robert J. McKenna and Kevin T. Keane are also members of the Board of Directors of Astronics Corporation.  MOD-PAC is a former subsidiary of Astronics Corporation and was spun-off to the Astronics Corporation shareholders in March 2003.  Except as set forth above, no Director has served on the Board of Directors of another publicly held company within the last 5 years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Independence

The Board of Directors has determined that each of its current directors, except for Messrs. Daniel G. Keane and Kevin T. Keane, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.

Board of Directors Meetings and Standing Committees

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate.  All Directors are expected to attend each meeting of the Board of Directors and the committees on which he serves, and are also invited, but not required, to attend the Annual Meeting.  The Board of Directors has three standing committees: an Audit Committee, Compensation Committee, and Nominating/Governance Committee.  During the year ended December 31, 2010, the Board of Directors held 4 meetings.  Each director attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.

The Audit Committee consists of Messrs. Gisel (Chair), McKenna and Zemsky, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.  The Board of Directors has determined that Messrs. Gisel, McKenna and Zemsky are each an “audit committee financial expert” as defined under federal securities laws.  Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee” included in this proxy statement.  The Audit Committee held 2 meetings in 2010.  The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the Investor Relations section of the Company’s website at www.modpac.com.

The Compensation Committee consists of Messrs. Zemsky (Chair), Gisel and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.  The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company.  In appropriate circumstances, the Compensation Committee considers the recommendations of Daniel G. Keane, the Company’s Chief Executive Officer, with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. It does utilize market compensation data that is reflective of the markets in which the Company competes for employees.  The Compensation Committee held 2 meetings in 2010.  The Compensation Committee is not governed by a written charter.

The Nominating/Governance Committee consists of Messrs. McKenna (Chair), Gisel and Zemsky, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.  The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors.  In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group.  The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates.  It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates.  Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in Buffalo, New York.  This information should include the candidate’s name, biographical data and qualifications.  Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time.  Additional information regarding proposed nominees may be requested.  On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominee to recommend to the Board of Directors.  The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation.  The Nominating/Governance Committee held 1 meetings in 2010.  The Nominating/Governance Committee is not governed by a written charter, but acts pursuant to a resolution adopted by the Board of Directors addressing the nomination process as required by federal securities laws and NASDAQ Stock Market, LLC regulations.

Executive Sessions of the Board

Non-management directors meet regularly in executive sessions.  “Non-management” directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors.  The Company’s non-management directors consist of all of its current directors, except Messrs. Daniel G. Keane and Kevin T. Keane.  An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting.  Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to its Chief Executive Officer, Chief Financial Officer as well as all other directors, officers and employees of the Company.  This Code of Business Conduct and Ethics is posted on the Investor Information section of the Company’s website at www.modpac.com.  The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Compensation Committee or any of its executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past.  No member of the Compensation Committee was, during 2010 or prior thereto, an officer or employee of the Company or any of its subsidiaries.

Compensation of Directors

The following table sets forth the cash compensation as well as certain other compensation paid to the Company’s directors during the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
William G. Gisel, Jr. (1)	$20,000	─	$20,600(5)	─	─	─	$40,600
Daniel G. Keane (2)	─	─	─	─	─	─	─
Kevin T. Keane (3)	$30,000	─	$20,600(5)	─	─	─	$50,600
Robert J. McKenna (1)	$20,000	─	$20,600(5)	─	─	─	$40,600
Howard Zemsky (1)	$20,000	─	$20,600(5)	─	─	─	$40,600
_____________________

(1)
As of December 31, 2010, each of Messrs. Gisel, McKenna and Zemsky had  outstanding (a) options to purchase 4,000 shares of Common Stock at an exercise price of $8.44, (b) options to purchase 2,000 shares of Common Stock at an exercise price of $15.54, (c) options to purchase 4,000 shares of Common Stock at an exercise price of $11.68, (d) options to purchase 4,000 shares of Common Stock at an exercise price of $10.00, (e) options to purchase 4,000 shares of Common Stock at an exercise price of $5.62, (f) options to purchase 7,500 shares of Common Stock at an exercise price of $1.68, and (g) options to purchase 5,000 shares of Common Stock at an exercise price of $6.03, all of which are exercisable within 60 days.

(2)	Daniel G. Keane receives no separate compensation as a director of the Company.

(3)
As of December 31, 2010, Kevin T. Keane had outstanding (a) options to purchase 18,750 shares of Common Stock at an exercise price of $8.44 (b) options to purchase 14,000 shares of Common Stock at an exercise price of $12.80, (c) options to purchase 4,000 shares of Common Stock at an exercise price of $11.68, (d) options to purchase 4,000 shares of Common Stock at an exercise price of $10.00, (e) options to purchase 4,000 shares of Common Stock at an exercise price of $5.62, (f) options to purchase 7,500 shares of Common Stock at an exercise price of $1.68, and (g) options to 5,000 shares of Common Stock at an exercise price of $6.03, all of which are exercisable within 60 days.

(4)
All options issued to directors are issued pursuant to the Company’s 2002 Director Stock Option Plan.  Options issued under this plan have an exercise price no less than the fair market value of the Common Stock on the day of grant, typically vest six months after grant, and generally expire ten years after the date of grant.

(5)	Represents the fair value on the grant date of the option award computed in accordance with FASB ASC Topic 718.

Directors’ and Officers’ Indemnification Insurance

On March 1, 2011, the Company obtained a Directors’ and Officers’ Liability Insurance policy written by Federal Insurance Company.  The annual premium is $81,000.  The policy has limits of $10 million and provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities.  The Company has made no significant payments or claims of indemnification or expenses under any such insurance policies at any time.

The Company also has entered into indemnification agreements with its executive officers and directors. The indemnification agreements provide that the officer or director will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings.

Board Composition and Diversity

 The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively.  A slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors.  In identifying candidates for Director, the Board of Directors takes into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board or Directors or additional qualifications that may be required when selecting new board members as described on page 3, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors it considers appropriate.  Although the Company has no policy regarding diversity, the Board of Directors believe that diversity is an important component of a board of directors, including such factors as background, skills, experience, expertise, gender, race and culture.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth elsewhere in this proxy statement.  In particular, with regard to Mr. McKenna, the Board of Directors considered his strong background in the manufacturing sector, believing that his experience is invaluable in evaluating performance management and other aspects of the Company. With regard to Mr. Gisel, the Board of Directors considered his significant experience, expertise and background with regard to financial matters. The Board of Directors also considered the broad perspective brought by Mr. Zemsky’s management, investment and consulting in many diverse industries.  The Board of Directors also considered the many years of experience with the Company represented by Messrs. Kevin T. Keane and Daniel G. Keane, our Chairman of the Board and Chief Executive Officer, respectively – over 38 years in the case of Mr. Kevin T. Keane, and over 14 years in the case of Mr. Daniel G. Keane.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and Chief Executive Officer have been served by separate individuals since our spin-off from Astronics Corporation in March of 2003. We believe this leadership structure supports our belief that it is the Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board.

We believe our Chief Executive Officer and Chairman of the Board have an excellent working relationship that has allowed Mr. Daniel G. Keane to focus on the challenges that the Company is facing in the current business environment.  By separating the roles of the Chairman of the Board and Chief Executive Officer positions, we ensure there is no duplication of effort between them.  We believe this provides strong leadership for our Board of Directors, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management.  In particular, the Audit Committee focuses on financial risk, including internal controls.  In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Contacting the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to:  Board of Directors, MOD-PAC CORP., 1801 Elmwood Avenue, Buffalo, New York 14207.  Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the NASDAQ Stock Market, LLC. listing standards currently in effect.  In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that each of Messrs. Gisel, McKenna and Zemsky qualifies as an “audit committee financial expert.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their audit, and met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2010 with management.  The Audit Committee has also discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

February 28, 2011	William G. Gisel, Jr., Chairman Robert J. McKenna Howard Zemsky

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives.  Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing stockholder value.

The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation.  In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success.  As such, the Company provides both short-term and long-term incentives.  The Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives.  The Company’s compensation philosophy is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if individual and business performance goals are met; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s relative performance and strategic goals.

Base Salary

The Compensation Committee utilizes market compensation data that is reflective of the markets in which the Company competes for employees.  The Compensation Committee generally approves the salaries paid to the Company’s executive officers and as part of its responsibilities, the Compensation Committee reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations, experience of the executive and the recommendation of the Chief Executive Officer.  In appropriate circumstances, the Compensation Committee considers the recommendations of Daniel G. Keane, the Company’s Chief Executive Officer.  The Compensation Committee, consistent with the views of Daniel G. Keane, acknowledged the Company’s improved results in 2010.  Salary adjustments were made in December 2010, effective January 9, 2011, for Messrs. Keane, Lupp, Rechin, and Geary for a new annual rate of $285,100, $260,100, $182,100, and $166,500, respectively.

Annual Bonus

The Compensation Committee has the authority to award discretionary annual bonuses to the Company’s executive officers.  The annual incentive bonuses are intended to compensate officers for achieving both short-term and long-term financial and operational goals such as sales growth, earnings after tax, return on equity, investment in resources necessary to grow the business and expense management.

The discretionary annual bonus is paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in the first quarter following the completion of a given fiscal year.   The discretionary annual bonus is not benchmarked to a percentage of base salary, but is determined following a review of each executive’s individual performance and contribution to the Company’s tactical and strategic plans.  In appropriate circumstances, the Compensation Committee considers the recommendations of Daniel G. Keane, the Company’s Chief Executive Officer.  The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus.  For 2010, discretionary annual bonuses were awarded to Messrs. Keane, Lupp, Rechin, and Geary in the amount of $125,000, $115,000, $49,000, and $41,000, respectively.

Long-Term Incentives

The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards.  The Company’s stock option plans have been established to provide certain of its employees, including its executive officers, with incentives to help align those employees’ interests with the interests of the Company’s shareholders.  The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving its compensation goals.  The Company has not adopted stock ownership guidelines, and, other than the Company’s broad-based Employee Stock Purchase Plan, its stock option plans have provided the principal method for its executive officers to acquire equity or equity-linked interests in the Company.

 Options

The Company’s 2002 Stock Option Plan authorizes it to grant options to purchase shares of common stock to its employees.  The Compensation Committee is the administrator of the 2002 Stock Option Plan.  Stock option grants generally are made annually or at the commencement of employment.  The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives and retention considerations.  Periodic stock option grants are made at the discretion of the compensation committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of Daniel G. Keane, the Company’s Chief Executive Officer.  In 2010, certain named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards.”  Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant, typically vest 20% per annum based upon continued employment over a 5-year period, and generally expire ten years after the date of grant.  Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

The Company’s 2002 Director Stock Option Plan authorizes it to grant options to purchase shares of common stock to its directors who are not executive officers or employees.  Daniel G. Keane is the sole member of the Stock Option Committee that administers the 2002 Director Stock Option Plan.  Stock option grants generally are made during the 30-day period commencing one week after the issuance of a press release announcing the Company’s quarterly or annual results of operations.  The Stock Option Committee reviews and approves stock option awards to directors based upon a review of competitive compensation data, its assessment of individual performance and retention considerations.

Employment Agreements

The Company generally has not entered into employment agreements with its executive officers.  In January 2006, the Company entered into an employment agreement with Mr. Lupp. Pursuant to the terms of the employment agreement, Mr. Lupp’s employment is “at will” and continues until terminated by either party.  The employment agreement provides for base compensation, subject to annual upward adjustment in the sole discretion of the Compensation Committee, annual performance bonus compensation and long term incentives in the sole discretion of the Compensation Committee and is entitled to participate in the Company’s standard benefit programs. If Mr. Lupp is terminated by the Company without “cause” or if he terminates his employment for “good reason,” the Company will be obligated to pay Mr. Lupp severance in the amount of his then base salary for a period of eight months from the date of termination plus an additional one month thereafter for every full year he has been employed by the Company through the date of termination.  In no event shall such severance period exceed twelve months from the date of termination.  If Mr. Lupp is terminated without “cause” within 18 months of a “change in control,” the Company  will be obligated to pay Mr. Lupp as severance 140% of his then current base salary (grossed up for perquisites) for a period of one year from the date of termination.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company.  The Committee is composed entirely of directors who are neither executive officers nor employees of the Company.  In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s Incentive Stock Option Plan and oversees the administration of other compensation plans and programs.

The Committee has reviewed the Compensation Discussion and Analysis contained elsewhere in this proxy statement and has discussed it with management.  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

March 9, 2011	Howard Zemsky, Chairman William G. Gisel, Jr. Robert J. McKenna

Summary Compensation Table

The following table sets forth the cash compensation as well as certain other compensation paid during the years ended December 31, 2010, 2009 and 2008, for the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Name and Principal Position	Year	Salary	Bonus	Stock Award	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Daniel G. Keane, President and Chief Executive Officer	2010 2009 2008	$279,480 $274,000 $274,000	$125,000 $85,000 ─	─	$76,750 $75,000 $39,600	─	─	$42,242(1) $35,549 $33,810	$523,472 $469,549 $347,410

David B. Lupp, Chief Operating Officer and Chief Financial Officer	2010 2009 2008	$255,000 $250,000 $203,923	$115,000 $85,000 $70,000	─	$76,750 $75,000 $39,600	─	─	$41,745(2) $33,102 $32,551	$488,495 $443,102 $346,074

Philip C. Rechin, Vice President – Sales	2010 2009 2008	$178,500 $175,000 $152,942	$49,000 $37,000 $32,000	─	$26,080 $25,440 $10,600	─	─	$10,522(3) $8,338 $8,330	$264,102 $245,778 $203,872

Daniel J. Geary, Vice President - Finance	2010 2009 2008	$163,200 $160,000 $137,942	$41,000 $34,000 $29,000	─	$22,820 $22,600 $ 9,540	─	─	$10,568(4) $8,503 $7,926	$237,588 $225,163 $184,408
____________________________________

(1)
Represents club fees and dues of $13,585, gross up for income taxes related to club fees and dues of $10,805, personal use of company automobile of $2,603, gross up for income taxes related to personal use of company automobile of $2,070, medical and dependent expenses of $5,000, life insurance premiums of $298, gross up for income taxes related to life insurance premiums of $237, long term care insurance premiums of $1,118, personal financial planning and tax return preparation expense of $2,300, gross up for income taxes related to personal financial planning and tax return preparation expense of $1,829, and the Contribution to the Company’s Profit Share/401(K) Plan made by the Company of $2,397.

(2)
Represents club fees and dues of $7,125, gross up for income taxes related to club fees and dues of $5,667, personal use of company automobile of $4,370, gross up for income taxes related to personal use of company automobile of $3,476, medical expenses of $5,000, life insurance premiums of $2,614, gross up for income taxes related to life insurance premiums of $2,079, long term care insurance premiums of $733, personal financial planning and tax return preparation expense of $3,250, gross up for income taxes related to personal financial planning and tax return preparation expense of $2,585, and the contribution to the Company’s Profit Share / 401K Plan made by the Company of  $4,846.

(3)	Represents automobile allowance of $6,500, life insurance premiums of $180, and the contribution to the Company’s Profit Share / 401K Plan made by the Company of $3,842.

(4)	Represents automobile allowance of $6,500, life insurance premiums of $103, and the contribution to the Company’s Profit Share / 401K Plan made by the Company of $3,965.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in 2010 to the executives named in the summary compensation table.  All options were granted pursuant to the Company’s 2002 Stock Option Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards per share

		Threshold	Target	Maximum	Threshold	Target	Maximum
Daniel G. Keane, President and Chief Executive Officer	December 21, 2010	─	─	─	─	─	─	─	25,000(1)	$4.65

David B. Lupp, Chief Operating Officer and Chief Financial Officer	December 21, 2010	─	─	─	─	─	─	─	25,000(1)	$4.65

Philip C. Rechin, Vice President – Sales	December 21, 2010	─	─	─	─	─	─	─	8,000(2)	$4.65

Daniel J. Geary, Vice President - Finance	December 21, 2010	─	─	─	─	─	─	─	7,000(2)	$4.65
___________________

(1)	The options vest on June 21, 2011 and expire ten years after the date of grant.

(2)	The options vest at the rate of 20% per year commencing December 21, 2011, and expire ten years after the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2010:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Daniel G. Keane, President and Chief Executive Officer	12,277 11,172 31,921 28,000 22,300 22,300 22,300 26,000 40,000 25,000	─ ─ ─ ─ ─ ─ ─ ─ ─ ─ 25,000	─	$12.41 10.34 5.39 8.44 12.80 11.68 10.00 7.36 1.85 4.37 4.65	April 26, 2011 January 25, 2012 January 24, 2013 February 20, 2014 January 6, 2015 December 21, 2015 December 13, 2016 December 20,2017 December 15, 2018 December 16, 2019 December 21, 2020	─	─	─	─

David B. Lupp, Chief Operating Officer and Chief Financial Officer	12,000 12,000 13,500 40,000 25,000 ─	3,000 3,000 8,000 ─ ─ 25,000	─	$11.73 10.00 7.36 1.85 4.37 4.65	March 8, 2016 December 13, 2016 December 20, 2017 December 15, 2018 December 16, 2019 December 21, 2020	─	─	─	─

Philip C. Rechin, Vice President – Sales	1,535 1,228 4,297 4,400 2,200 3,000 2,400 3,000 4,000 1,600	─ ─ ─ ─ ─ ─ 600 2,000 6,000 6,400 8,000	─	$7.74 10.34 5.39 8.44 12.80 11.68 10.00 7.36 1.85 4.37 4.65	January 19, 2011 January 25, 2012 January 24, 2013 February 20, 2014 January 6, 2015 December 21, 2015 December 13, 2016 December 20, 2017 December 15, 2018 December 16, 2019 December 21, 2020	─	─	─	─

Daniel J. Geary, Vice President - Finance	3,000 2,400 5,400 3,600 1,400 ─	─ 600 3,600 5,400 5,600 7,000	─	$11.68 10.00 7.36 1.85 4.37 4.65	December 21, 2015 December 13, 2016 December 20, 2017 December 15, 2018 December 16, 2019 December 21, 2020	─	─	─	─

Options Exercised and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Daniel G. Keane, President and Chief Executive Officer	(1)	(1)	─	$0

David B. Lupp, Vice President – Chief Operating Officer and Chief Financial Officer	(1)	(1)	─	$0

Philip C. Rechin , Vice President – Sales	(1)	(1)	─	$0

Daniel J. Geary, Vice President - Finance	(1)	(1)	─	$0
____________________

(1)	No options exercised in 2010.

Non-Qualified Deferred Compensation

The Company does not have any defined contribution or other plan that provides for the deferral of compensation.

Other Potential Post-Employment Payments

Except with respect to Mr. Lupp, the Company does not have any contracts, agreements, plans or arrangements, whether unwritten or written, that provide for payments to the executives named in the summary compensation table at, following, or in connection with any termination, including, without limitation, payments resulting from resignation, severance, retirement, termination or change in control.   The Company has entered into an employment agreement with Mr. Lupp.  Pursuant to his employment agreement, if Mr. Lupp is terminated by the Company without “cause” or if he terminates his employment for “good reason,” the Company will be obligated to pay him severance in the amount of his then base salary for a period of eight months from the date of termination plus an additional one month thereafter for every full year he has been employed by the Company through the date of termination.  In no event shall such severance period exceed twelve months from the date of termination.  If Mr. Lupp is terminated without “cause” within 18 months of a “change in control,” the Company  will be obligated to pay Mr. Lupp as severance 140% of his then current base salary (grossed up for perquisites) for a period of one year from the date of termination.

In the past, the Company has also paid severance benefits to salaried employees upon termination of employment.  The eligibility for such payments, and the amount thereof, has been determined by the Company on a case by case basis.

Equity Compensation Plan Information

The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2010.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	717,666	$6.58	342,258

Equity compensation plans not approved by security holders	─	─	─
	________	______	_______
Total	717,666	$6.58	342,258

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of February 28, 2011 (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of Common Stock		Shares of Class B Stock
Name and Address of Owner (1)	Number	Percentage	Number	Percentage

William G. Gisel, Jr.(2)	32,610	1.2%	─	─

Daniel J. Geary (3)	25,102	*	─	─

Daniel G. Keane (4)	316,061	10.6%	218,687	35.7%

Kevin T. Keane (5)	463,345	16.6%	75,650	12.4%

David B. Lupp (6)	114,802	4.0%	─	─

Robert J. McKenna (2)	31,050	1.1%	206	*

Philip C. Rechin (7)	36,757	1.3%	─	─

Howard Zemsky (2)	75,380	2.7%	─	─

Aegis Financial Corporation (8)	185,627	6.8%	─	─

Dimensional Fund Advisors(9)	193,757	7.1%	─	─

Arbiter Partners, L.P. (10)	145,862	5.3%	─	─

All directors and executive officers as a group (8) persons) (11)	1,095,107	33.5%	294,543	48.0%
________________________
* Less than 1%.

(1)	The address for all directors and officers listed is: 1801 Elmwood Avenue, Buffalo, New York 14207.

(2)	Includes 30,500 shares of Common Stock subject to options exercisable within 60 days.

(3)	Includes 15,800 shares of Common Stock subject to options exercisable within 60 days.

(4)
Includes 238,815 shares of Common Stock and 2,455 shares of Class B Stock subject to options exercisable within 60 days, 16,997 shares of Common Stock and 14,995 shares of Class B Stock owned by Mr. Daniel G. Keane’s wife, and 25,000 shares of Common Stock owned by Mr. Daniel G. Keane’s children.

(5)
Includes 57,250 shares of Common Stock subject to options exercisable within 60 days and 29,439 shares of Common Stock and 12,414 shares of Class B Stock owned by Mr. Kevin Keane’s wife or held in trust for the benefit of Mr. Keane’s wife.

(6)	Includes 105,500 shares of Common Stock subject to options exercisable within 60 days.

(7)	Includes 26,125 shares of Common Stock subject to options exercisable within 60 days.

(8)
Information with respect to Aegis Financial Corporation (“Aegis”) is based on a joint Schedule 13G filed with the SEC on February 14, 2011, on behalf of Aegis and Scott L. Barbee. The stated address for Aegis and Mr. Barbee is 1100 North Glebe Road, Suite 1040, Arlington, VA 22201.

(9)
Information with respect to Dimensional Fund Advisors LP is based on Schedule 13G filed with the SEC on February 11, 2011. The stated address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(10)
Information with respect to Arbiter Partners, L.P. is based on Schedule 13F filed with the SEC on February 14, 2011. The stated address for Arbiter Partners, L.P. is 149 Fifth Avenue, Fifteenth, Floor, New York, NY 10010.

(11)	Includes an aggregate of 534,990 shares of Common Stock and 2,455 shares of Class B Stock subject to options exercisable within 60 days.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the independent registered public accounting firm, to act as auditors of MOD-PAC CORP. for 2011.  All services provided on the Company’s behalf by Ernst & Young LLP during fiscal 2009 and 2010 were approved in advance by the Audit Committee.  Representatives of Ernst & Young LLP are expected to attend the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Auditor Fees.  The following table sets forth the fees billed to the Company for the last fiscal year by the Company’s independent auditors, Ernst & Young LLP:

	2010	2009
Audit	$154,994	$154,500
Audit-related	─	─
Tax	20,550	15,500
All Other	─	─

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.  The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL 3

SHAREHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD OF DIRECTORS TAKE ACTION TO CONVERT ALL CLASS B SHARES (CURRENTLY 10 VOTES PER SHARE) TO COMMON SHARES (CURRENTLY ONE VOTE PER SHARE)

Donald R. McIntyre and Alexandria J. McIntyre,  8 Sunrise Terrace, West Seneca, New York 14224-4514, who own over 5,000 shares of the Company’s stock, have advised that they intend to present the following resolution at the annual meeting.  In accordance with the applicable proxy statement regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.  Approval of the proposal would require a majority of the Class B shares and the Common Shares, voting together as a single class cast in person or by proxy at the annual meeting.

Shareholder Resolution

“This is to recommend that the board of directors take action to convert all Class B shares (currently 10 votes per share) to Common shares (currently one vote per share).”

Proponent’s Supporting Statement

“Rationale for above proposal:  This proposal which has been submitted at prior Annual Meetings of Shareholders, is being resubmitted because it continues to receive outstanding support from the outside shareholders.  At the 2010 meeting over 90% (841,125 for vs. 98,086 against) of the outside Common shareholders approved this proposal as this proposal once again (as it has in prior years) approved by all the outside shareholders, both Common and Class B 1,389,265 for vs. 1,028,686 against.  The Executive Officers and members of the Board of Directors cast 79% of the negative votes cast against this proposal.  This happens when all of the voting power is concentrated in a few hands as it is here, where almost 50% of the Class B shares are in the hands of Executive Officers and members of the Board of Directors.  It is the average investor who clearly is disenfranchised, because when he goes to purchase shares in the Company he cannot purchase Class B shares, but instead is forced to purchase Common shares.  Mod-Pac welcomes your investment, but other than that does not want to hear from you.”

Response of the Board of Directors

In March 2003, the Company became a fully separate, publicly traded company upon its spin-off from Astronics Corporation, a publicly traded company.  In connection with the spin-off, the Company’s equity capitalization was structured to mirror that of Astronics Corporation, with Class B Stock (10 votes per share) and Common Stock (1 vote per share).  This capital structure had been approved by an amendment to the Astronics Certificate of Incorporation adopted by its shareholders.  In the spin-off, the holders of Astronics Corporation Class B Stock received shares of the Company’s Class B Stock and the holders of Astronics Corporation Common Stock received shares of the Company’s Common Stock.

This proposal is virtually identical to the proposal which the same shareholders made in 2010.  The shareholders argue that, although the shareholder proposal was defeated last year, it nonetheless received “outstanding support” from the “outside shareholders.”  The shareholders assert that the proposal was defeated because of the substantial holdings of Class B Stock on the part of executives and directors.

The fact remains that the shareholders overwhelmingly rejected the McIntyres’ proposal: a total of 1,389,265 were cast in favor of the proposal, while 4,952,675 votes were cast against it, another 121,252 abstained, and 1,159,808 were broker non-votes.

If, as the shareholders’ proposal speculates, the ownership of the Class B Stock becomes more concentrated in the hands of the executives and directors, it is because they elect not to sell the Class B Stock, the same right enjoyed by any other holder of the Class B Stock.  Moreover, the shareholders’ proposal asks that the Board of Directors “take action to convert all Class B shares to Common shares.”  At the 2011 Annual Meeting of Shareholders, the shares of Common Stock and Class B Stock will vote together as a class on the shareholders’ proposal.  Since the Board lacks the authority on its own to convert the Class B Stock into Common Stock, in the manner contemplated by the shareholders’ proposal, in the event that the shareholders approve the shareholders’ proposal, the Board believes that it would be obliged to consider an amendment to its Certificate of Incorporation to cancel or terminate the Class B Stock and convert it to, or exchange it for, Common Stock.  Once considered and adopted by the Board of Directors, the suggested revision to the Certificate of Incorporation would then be submitted to the shareholders at a subsequent meeting.

It is the view of the Board of Directors that the Company’s charter documents and the New York State Business Corporation Law, the governing statute applicable to New York corporations, require that the holders of the Class B Stock vote with the shares of Common Stock and, in addition, vote as a single class on the proposed amendment to the Certificate of Incorporation.  Stated another way, the Class B shareholders by a majority vote would have to agree to an amendment to the Certificate of Incorporation by which their shares of Class B Stock would be converted to shares of Common Stock, thus consenting to the loss of 10 votes per share and, instead, accepting 1 vote per share.

The Board of Directors believes that the holders of the Class B Stock would be unlikely to support an amendment to the Company’s Certificate of Incorporation which would require them to surrender their Class B shares in exchange for Common Stock.  Shareholders should therefore vote against the proposal and avoid the Company’s pursuit of a meaningless exercise.  As well, a decisive vote against the proposal could serve to avoid what might otherwise become an annual effort to disenfranchise the holders of the Class B Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD OF DIRECTORS TAKE ACTION TO CONVERT ALL CLASS B SHARES (CURRENTLY 10 VOTES PER SHARE) TO COMMON SHARES (CURRENTLY ONE VOTE PER SHARE)

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2010, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company’s securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions.  Any such proposed transaction is submitted to the Board of Directors for approval.  In 2010, the Company did not engage in any transaction with a related person in which the amount involved exceeded $120,000.

PROPOSALS OF SHAREHOLDERS FOR 2012 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2012 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than November 21, 2011.

If a shareholder wishes to present a proposal at the Company’s 2012 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law.  In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting.  For purposes of the Company’s 2012 Annual Meeting of Shareholders, such notice must be received not later than March 5, 2012 and not earlier than February 3, 2012.  The Company’s by-laws set out specific requirements that such written notices must satisfy.

With respect to shareholder proposals (other than nominations for directors) that are not intended to be included in the Company’s proxy materials relating to the 2012 Annual Meeting of Shareholders, such proposals are subject to the rules adopted by the SEC relating to the exercise of discretionary voting authority unless notice of such a proposal is received by the Company no later than February 8, 2012.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

Copies of the 2010 Annual Report to Shareholders of MOD-PAC have been mailed to shareholders.  Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from MOD-PAC CORP., 1801 Elmwood Avenue, Buffalo, NY  14207, or at http://proxy.modpac.com.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 11, 2011, ON REQUEST TO SHAREHOLDER RELATIONS, MOD-PAC CORP., 1801 ELMWOOD AVENUE, BUFFALO, NEW YORK 14207.

Buffalo, New York March 22, 2011	BY ORDER OF THE BOARD OF DIRECTORS /s/ John B. Drenning, Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

MOD-PAC CORP.

May 4, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://proxy.modpac.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530300000000000000 1 050411

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ William G. Gisel, Jr.
- ○ Daniel G. Keane
- ○ Kevin T. Keane
- ○ Robert J. McKenna
- ○ Howard Zemsky

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

MOD-PAC CORP.

May 4, 2011

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://proxy.modpac.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

20530300000000000000 1 050411

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ William G. Gisel, Jr.
- ○ Daniel G. Keane
- ○ Kevin T. Keane
- ○ Robert J. McKenna
- ○ Howard Zemsky

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____ Date: ____ Signature of Shareholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.